EXHIBIT 10.2

RESTRICTED STOCK AGREEMENT

UNDER THE BUTLER NATIONAL CORPORATION

2016 EQUITY INCENTIVE PLAN

THIS AGREEMENT, made as of January 7, 2025, by and between Butler National Corporation, a Kansas corporation (hereinafter called the “Company”), and                    (hereinafter called the “Awardee”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company (“Board”) has adopted, and stockholders of the Company approved at the 2016 annual meeting of stockholders, the Butler National Corporation 2016 Equity Inventive Plan (“Plan”) pursuant to which restricted stock of the Company may be granted to employees of the Company and its subsidiaries; and

WHEREAS, Awardee is now an employee of the Company or a subsidiary of the Company; and

WHEREAS, the Company desires to make a restricted stock award to the Awardee for ( ) shares of its common stock (“Award”) under the terms hereinafter set forth and the terms of the Plan.

NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

1.    Award Subject to Plan. This Award is made under and is expressly subject to all the terms and provisions of the Plan, a copy of which Awardee acknowledges has been received, and which terms are incorporated herein by reference. Awardee agrees to be bound by all the terms and provisions of the Plan. Terms not defined herein shall have the meaning ascribed thereto in the Plan. The Committee referred to in Section 4 of the Plan (the “Committee”) has been appointed by the Board, and designated by it, as the Committee to make awards under the Plan.

2.    Grant of Award. Pursuant to action of the Committee, which action was effective on January 7, 2025 (“Date of Award”), the Company awards to the Awardee for ( ) shares of the common stock of the Company, of the par value of $0.01 per share (“Common Stock”); provided, however, that the shares hereby awarded (“Restricted Stock”) are nontransferable by the Awardee unless and until vested as provided in this Agreement and are subject to the risk of forfeiture described herein. Unless and until vested, at the Company’s election, the shares awarded pursuant to the Restricted Stock Award will either be represented in book-entry form by the transfer agent for the Common Stock or by a certificate held by the Company or such transfer agent. Any certificate relating to such shares shall be registered in the name of the Awardee and shall bear an appropriate legend referring to the applicable terms, conditions and restrictions.

3.    Time Vesting. If the Awardee is and has been continuously in the service of the Company or a subsidiary of the Company since the Date of the Award, then the Award shall vest in three installments with the first installment of ( ) shares vesting immediately upon the Date of Award, the second installment of ( ) shares vesting on the one year anniversary of the Date of Award and the third installment of ( ) shares vesting on the second year anniversary of the Date of Award after which such shares of Restricted Stock shall become immediately free of such restrictions.

4.    Change in Control. Upon a Change in Control, all shares of Restricted Stock not then vested shall become immediately vested and free of the restrictions of Section 3.

5.    Death of the Awardee; Total Disability; Retirement.

(a)    In the event of the death of the Awardee or termination of employment of Awardee prior to the one year anniversary of the Date of Award, this Award shall terminate and all shares of unvested Restricted Stock shall thereupon automatically and without further action be cancelled and forfeited for no consideration. In the event of death of the Awardee or termination of employment of Awardee due to Total Disability or Retirement on or after the one year anniversary of the Date of Award, any shares of Restricted Stock that remain unvested at such time shall become immediately vested and free of the restriction of Section 2.

(b)    In the event of Awardee’s termination of service with the Company and subsidiaries of the Company for any reason other than as specified in the second sentence of Section 5(a), any shares of Restricted Stock, to the extent not vested as of the termination date, shall thereupon automatically and without further action be cancelled and forfeited for no consideration.

(c)    For purposes of this Agreement “Retirement” shall mean the voluntary termination of employment by Awardee by reason of retirement at or after age 65. The determination of whether a particular termination of employment qualifies as Retirement shall be made in the sole discretion of the Committee; provided, however, that if the Awardee is not an officer subject to Section 16 of the Securities Exchange Act of 1934 at the Date of Award or at the time of determination, the determination whether a particular termination of employment is a Retirement under this subsection (c) may be made by an officer or officers of the Company designated by the Committee in its sole discretion.

(d)    For purposes of this Agreement “Total Disability” shall mean total disability as defined under the Company’s or applicable Awardee’s group insurance plan covering total disability or, in the absence of any such insurance plan, as determined by the Committee.

6.    Dividends. Any cash or in-kind dividends paid with respect to the unvested shares of Restricted Stock shall be withheld by the Company and shall be paid to Awardee, without interest, only when, and if, such shares of Restricted Stock shall become fully vested, and in no event later than 2 ½ months after the close of the year in which such Restricted Stock vests.

7.    Voting Rights. Prior to the vesting of the shares of Restricted Stock, the Awardee shall have no right to vote the shares and, except as expressly provided otherwise herein, no other rights as a holder of outstanding shares of Common Stock with respect to the Restricted Stock.

8.    Payment and Taxes. As soon as practicable following the vesting of any shares of Restricted Stock, the Company shall deliver to Awardee shares of Common Stock then vested. Awardee shall pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state, and local tax withholding that in the opinion of the Company is required by law. For the avoidance of doubt, the Awardee shall be entitled to satisfy any tax withholding obligations hereunder through an election to have shares of Common Stock of the Company withheld from any payments under this Agreement. Unless Awardee satisfies any such tax withholding obligation by paying the amount in cash, by check, stock withholding, or by other arrangements acceptable to the Company, the Company shall withhold a portion of the stock payable upon vesting equal to the tax withholding obligation. Any share withholding pursuant to this Section 8 is intended to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 16b-3(e) under the Exchange Act. As a condition to the effectiveness of this Restricted Stock Award, Awardee shall not make any election to Section 83(b) of the Internal Revenue Code of 1986, as amended, to realize taxable income with respect to the Award as of the Date of Award without consent of the Committee.

9.    Administration. This Award has been made pursuant to a determination made by the Committee, subject to the express terms of this Agreement, and the Committee shall have plenary authority to interpret any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to the Awardee by the express terms hereof.

10.   No Right to Continued Service. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the service of the Awardee as an employee, as applicable.

11.   Restrictive Covenants.

(a)    Customer Confidences and Confidential Information.

 (i)    Customer Confidences. The customers of the Company expect that the Company will hold all business-related matters, including the fact that they are doing business with the Company and the specific matters on which they are doing business, in the strictest confidence (“Customer Confidences”). The term Customer Confidences will not, however, include information which (A) is or becomes publicly available, other than as a result of a breach by Awardee of this Agreement or any restrictive covenants (including confidentiality, non-competition and non-solicitation) relating to the Company, or (B) is or becomes available to Awardee on a non-confidential basis from a source other than the Company or the Company’s representatives and outside of the course of such Awardee’s employment with the Company.

 (ii)    Confidential Information. Awardee also acknowledges that, during the course of Awardee’s employment, Awardee will have access to data and information relating to the business of the Company (whether constituting a trade secret or not) which is or has been disclosed to the Awardee or of which the Awardee became aware as a consequence of or through Awardee’s relationship with the Company and which has value to the Company and is not generally known to the Company’s competitors (“Confidential Information”). Such Confidential Information includes both written information and information not reduced to writing, and by way of example only: (A) the identity of the Company’s customers and prospective customers, including names, addresses and phone numbers, the characteristics, preferences and strategies of those customers, the types of services provided to and ordered by those customers; (B) the Company’s internal corporate policies related to those services, price lists, pricing information, fee arrangements, profit factors, quality programs, annual budgets, long-term business plans, marketing plans and methods, contracts and bids, personnel and the terms of dealings with customers; (C) financial and sales information, including the Company’s financial condition and performance; (D) information relating to inventions, discoveries and formulas, records, research and development data, trade secrets, processes, other methods of doing business, forecasts and business and marketing plans of the Company; (E) stockholder information; and (F) all Company Intellectual Property (as hereinafter defined). Confidential Information shall not include any data or information, even if otherwise set forth above as an example, which has been voluntarily disclosed to the public by the Company (except where such disclosure has been made by Awardee without authorization) or that has been independently developed and disclosed by others, or otherwise entered the public domain through lawful means.

 (iii)    Restriction on Use of Customer Confidences and Confidential Information. Awardee agrees that, both during and after Awardee’s employment with the Company, Awardee will not directly or indirectly (A) use any Customer Confidences or Confidential Information, other than in furtherance of the business of the Company, or (B) disclose any Customer Confidences or Confidential Information, other than disclosure (1) to a director, officer, employee, attorney or agent of the Company who, in Awardee’s reasonable good faith judgment, has a need to know the Customer Confidences, Confidential Information or information derived therefrom or (2) as required by law, rule, regulation, court order, or any governmental, judicial or regulatory process, provided that in any event described in the preceding clause (2), (I) Awardee shall promptly notify the Company as is practicable and not prohibited by law, and consult with and reasonably assist the Company, at the Company’s sole expense, in seeking a protective order or request for another appropriate remedy, (II) in the event that such protective order or remedy is not obtained, or if the Company waives compliance with the terms of the preceding clause (I), Awardee shall disclose only that portion of the Customer Confidences or Confidential Information that, on the advice of Awardee’s legal counsel, is legally required to be disclosed and shall exercise reasonable efforts to assure that confidential treatment shall be accorded to such Customer Confidences or Confidential Information by the receiving person or entity and (III) to the extent practicable and permitted by applicable law, the Company shall be given an opportunity to review the Customer Confidences or Confidential Information prior to disclosure thereof.

 (iv)    Ownership of Customer Confidences and Confidential Information. Awardee acknowledges that any documents received or created by Awardee during the course of Awardee’s employment by the Company that contain or pertain to Customer Confidences or Confidential Information are and will remain the sole property of the Company. Such documents include, without limitation, files, memoranda, correspondence, reports, customer records, contact lists and compilations of information, however such information may be recorded and whether on hard copy or by electronic or computer means. Awardee agrees to return all such documents (including all copies) promptly upon the termination of Awardee’s employment and agrees that, during and after Awardee’s employment, Awardee will not, without the written consent of an officer of the Company, disclose those documents to anyone outside the Company organization or use those documents for any purpose other than as expressly provided herein.

 (v)    Notwithstanding the above or any provision of this Agreement or any other agreement executed by Awardee to the contrary, there shall be no restriction on Awardee’s ability to (i) report violations of any law or regulation, (ii) provide truthful testimony or information pursuant to subpoena, court order, or similar legal process, (iii) provide truthful information to government or regulatory agencies, or (iv) otherwise engage in whistleblower activity protected by the Securities Exchange Act of 1934, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any rules or regulations issued thereunder, including, without limitation, Rule 21F-17. In addition, 18 U.S.C. §1833(b) provides, in part: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. …. (2) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.” Nothing in this Agreement, any other agreement executed by Awardee, or any Company policy is intended to conflict with this statutory protection.

(b)    Intellectual Property.

 (i)    Awardee agrees to disclose promptly to the Company all ideas, inventions, discoveries, improvements, designs, formulae, processes, production methods and technological innovations (which, together with all intellectual property rights that might be available therein including, without limitation, patents, copyrights and trade secrets, shall hereinafter be referred to as “Intellectual Property”), whether or not patentable, which Awardee has conceived or made or may hereafter conceive or make, alone or with others, in connection with Awardee’s employment by the Company either prior to or after the date of this Agreement, whether or not during working hours, and which (A) relate specifically to the business of the Company; (B) are based on or derived from Awardee’s knowledge of the actual or planned business activities of the Company; or (C) are developed using existing Intellectual Property belonging to the Company (collectively, “Company Intellectual Property”).

 (ii)    Awardee agrees to assign, and does hereby assign, to the Company (and to bind Awardee’s heirs, executors and administrators, to assign to the Company) all Company Intellectual Property, regardless of when such Company Intellectual Property was created.

 (iii)    Without further compensation but at the Company’s expense, Awardee agrees to give all testimony and execute all patent applications, rights of priority, assignments and other documents, and in general do all lawful things reasonably requested of Awardee by the Company to enable the Company to obtain, maintain and enforce its rights to such Company Intellectual Property.

 (iv)    All of Awardee’s work product during Awardee’s employment by Company or during Awardee’s involvement or relationship with the Company and all parts thereof shall be “work made for hire” for the Company within the meaning of the United States Copyright Act of 1976, as amended from time to time, and for all other purposes, and Awardee hereby quitclaims and assigns to the Company any and all other rights Awardee may have or acquire therein. Accordingly, all right, title and interest in any and all materials, or other property, including, without limitation, trademarks, service marks and related rights, whether or not copyrightable, created, developed, adapted, formulated or improved by Awardee (whether alone or in conjunction with any other person or employee), constituting Company Intellectual Property shall be owned exclusively by the Company. Awardee will not have or claim to have under this Agreement, or otherwise, any right, title or interest of any kind or nature whatsoever in any Company Intellectual Property.

(c)    Non-competition.

 (i)    Awardee agrees that, during the period commencing on the Date of Grant and for a period of one (1) year after the date the Awardee ceases to be employed by the Company (the “Covenant Period”), Awardee shall not within the Area, for a Protected Business (as defined below): (1) directly or indirectly, undertake to perform the duties and responsibilities substantially similar to those Awardee conducted, offered or provided for the Company during the last twenty-four (24) months of Awardee’s employment with the Company (or such shorter period of time Awardee may have been employed); (2) directly or indirectly, undertake to perform any duties or responsibilities with regard to the development or enhancement of a product, service or software application competitive with any product, service or software application of the Company about which Awardee obtained or created Confidential Information during the last twenty-four (24) months of Awardee’s employment with the Company (or such shorter period of time Awardee may have been employed); or (3) directly or indirectly, own an equity interest in a business engaged in any Protected Business; provided, however, that nothing herein shall prohibit Awardee from being an owner of not more than 4.9% of the outstanding equity interests in any entity which has equity securities listed on a national stock exchange or other public market.

 (ii)    At any time following the date the Awardee ceases to be employed by the Company and at least 90 days prior to the expiration of the Covenant Period, the Company may in its sole discretion extend such Covenant Period for one (1) additional year, which during such extended Covenant Period Awardee will receive severance payments equal to twelve (12) months of Awardee’s base salary in effect at the time Awardee ceased to be employed by the Company (the “Severance Payments”). Severance Payments, if elected by the Company, shall be payable in equal installments in accordance with the Company’s normal payroll practices. If the Company elects to extend the Covenant Period, then Awardee shall be entitled to Severance Payments only so long as Awardee has not breached any of the provisions of Section 11. Awardee shall not be entitled to any other salary, compensation or benefits after termination of employment, except as may be provided under any Severance Agreement between Awardee and the Company (if any), under any Change in Control Severance Agreement between Awardee and the Company (if any), or as required by law.

 (iii)    For purposes of this Agreement, a “Protected Business” is defined as: (1) any business that operates, manufactures or manages either (A) regional, and/or national, gaming and/or electronic gambling experiences, (B) regional, national or international aerospace or aviation modification services, or (C) national or international military hardware; and, (2) any other business in which the Company is engaged in during the last two (2) years of Awardee’s employment with the Company (or such shorter period of time Awardee may have been employed).

 (iv)    For purposes of this Agreement, “Area” means entire United States of America.

(d)    Customer Non-Solicitation. Awardee agrees that, during the period commencing on the Date of Grant and for a period of two (2) years after the date the Awardee ceases to be employed by the Company (the “Non-Solicitation Period”), Awardee shall not, directly or indirectly, on behalf of any Protected Business, solicit or attempt to solicit any customer or actively sought prospective customer of the Company, with whom the Awardee had Material Contact during Awardee’s employment with the Company, for purposes of providing products or services that are competitive with those offered by the Company. For purposes of this Agreement, “Material Contact” means the contact between Awardee and each customer or potential customer: (a) with whom or which Awardee dealt on behalf of the Company; (b) whose dealings with the Company were coordinated or supervised by Awardee; (c) about whom Awardee obtained confidential information in the ordinary course of business as a result of Awardee’s association with the Company; or (d) who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Awardee within two (2) years prior to the date of the Awardee’s termination.

(e)    Awardee Non-Solicitation/Non-Hire. Awardee agrees that, during the Non-Solicitation Period, Awardee shall not, within the Area, directly or indirectly, (i) except in the good faith performance of Awardee’s duties to the Company, induce or attempt to induce any employee or independent contractor (related to the business of the Company) of the Company to leave the Company, or in any way interfere with the relationship between the Company, on the one hand, and any employee or independent contractor thereof, on the other hand, or (ii) hire any person who was an employee or independent contractor of the Company. The foregoing shall not prohibit general advertising not specifically targeted at employees or independent contractors of the Company, provided that the preceding clause shall not permit Awardee to take any action that would violate or conflict with the covenants and agreements set forth in this Agreement or any other agreement with the Company and shall in no way limit or affect Awardee’s obligations under such covenants and agreements.

12.   Enforcement.

(a)    Awardee understands that the execution of this Agreement is conditioned on Awardee’s acceptance of the restrictions contained in Section 11. Awardee acknowledges that the restrictions contained in Section 11 are fair, reasonable and necessary for the protection of the legitimate business interests of the Company and that the Company will suffer irreparable harm in the event of an actual or threatened breach of any such provision by Awardee.

(b)    In the event of a breach of any of the covenants contained in Section 11, subject to the Company’s discretion to waive such enforcement provision:

 (i)    All of Awardee’s unvested Restricted Stock granted hereunder shall be cancelled and forfeited for no consideration; and

 (ii)    Awardee consents and agrees that the Company may seek the entry of a restraining order, preliminary injunction or other court order to enforce such provisions and expressly waives any bond or security that might otherwise be required in connection with such relief and that the Company, if successful, shall be entitled to the award of attorney’s fees and expenses incurred in enforcing any of Awardee’s obligations set forth in Section 11.

(c)    Awardee also agrees that such remedies shall be in addition and without prejudice to any claim for monetary damages which the Company might elect to assert. Awardee agrees that the terms of Section 11 are in addition to, and not in limitation of, and in no way supersede or replace any other restrictive covenants agreed to by Awardee with respect to the Company. The provisions of this Agreement do not in any way limit or abridge any rights of the Company under the law of unfair competition, trade secret, copyright, patent, trademark or any other applicable law(s), all of which are in addition to and cumulative of the Company’s rights under this Agreement.

(d)    For purposes of Sections 11-25, the term “Company” means and includes Butler National Corporation and its direct and indirect subsidiaries.

13.   Non‑Transferability. Neither the Award hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered by Awardee except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect.

14.    Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement, including, without limitation, any provision of Section 11 hereof, is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to modify or reduce the scope, duration or area of the provision, to delete specific words or phrases and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision, and this Agreement shall be enforced as so modified.

15.    Non-Waiver of Rights. The Company’s failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by Awardee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

16.    Amendments; Entire Agreement. Except as provided in the Plan and as otherwise expressly set forth herein, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto. This Agreement, except as set forth in Section 11 and Section 12 above or as this Agreement may conflict with a Change in Control Agreement between Awardee and the Company (if any), supersedes all prior agreements and understandings between Awardee and the Company to the extent that any such agreements or understandings conflict with the terms of this Agreement.

17.    Successors and Assigns. Subject to the limitations set forth in this Agreement and the Plan, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and permitted assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company. This Agreement may not be assigned by Awardee without the consent of the Committee.

18.    Stock Ownership Guidelines. Awardee acknowledges that the Board has adopted Stock Ownership Guidelines applicable to certain officers of the Company and such Guidelines may be modified or amended in whole or in part at any time.

19.    Survival. The provisions of Sections 11-25 as well as any other provision that must survive in order to give proper effect to its intent, shall survive indefinitely.

20.    Forfeiture. Awardee acknowledges and agrees that (a) the Award granted hereunder may be subject to the terms of any compensation recovery policy that may be adopted by the Board in the future, (b) if Awardee is on the Date of Award or at any other time subject to the terms of any clawback policy that may be adopted by the Board in the future, the Award granted hereunder shall be subject to the terms of such clawback policy, and (c) the Award granted hereunder is subject to any additional obligations as may be required by law, including without limitation, Section 304 of the Sarbanes-Oxley Act of 2002. Awardee further acknowledges and agrees that the Board may amend or modify any such compensation recovery policy or clawback policy that may be adopted by the Board in the future at any time or may adopt a new policy or policies replacing or supplementing either such policies and that any such policy or policies, as so amended, modified, replaced or supplemented, shall be binding on Awardee and the Award granted hereunder.

21.    Choice of Law; Waiver of Jury Trial.

(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas without regard to the principles of conflicts of law which might otherwise apply. The parties hereto irrevocably submit to the jurisdiction of the state and federal courts sitting in Kansas with respect to any dispute arising out of or relating to this Agreement, and each party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement brought in such court or any defense of inconvenient forum for the maintenance of such dispute or proceeding.

(b)    Each party hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each of the parties hereto (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 21.

22.    No Defense. The existence of any claim, demand, action or cause of action of Awardee against the Company, whether or not based upon this Agreement, will not constitute a defense to the enforcement by the Company of any covenant or agreement of Awardee contained in Section 11 herein.

23.    Savings Clause. For purposes of Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder, the right to a series of installment payments hereunder shall be treated as a right to a series of separate payments.

24.    Notification of New Employer. In the event that Awardee is no longer an employee of the Company, Awardee consents to notification by the Company to Awardee’s new employer or its agents regarding Awardee’s rights and obligations under this Agreement.

25.    Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf, and the Awardee has signed this Agreement to evidence the Awardee’s acceptance of the terms hereof, all as of the date first above written.

BUTLER NATIONAL CORPORATION

By:
,

, Awardee